UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8th Street
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Physicians Formula, Inc. ("Physicians"), a wholly-owned subsidiary of Physicians Formula Holdings, Inc. (the "Company"), entered into the Third Amendment to Credit Agreement, dated as of December 5, 2008 (the "Third Amendment"), which amends that certain Credit Agreement, dated as of November 14, 2006, as amended on July 8, 2008 and September 9, 2008 (the "Credit Agreement"), by and among Physicians, the several banks and other lenders from time to time parties thereto and Union Bank of California, N.A., as administrative agent.  Pursuant to the Third Amendment, the maximum amount available for borrowing under the revolving credit facility is increased from $20.0 million to $25.0 million.  Availability under the revolving credit facility is reduced by outstanding letters of credit.

The Third Amendment also includes: (1) an amendment to the total leverage ratio covenant to provide the Company with increased flexibility in 2009; (2) an amendment to the minimum tangible net worth covenant so that a one-time increase in the minimum tangible net worth requirement that was originally scheduled to occur on January 1, 2009 will instead occur in five steps over five consecutive quarters starting on January 1, 2009; and (3) an amendment that provides that any time the Company makes a repurchase of its common stock, it must have a minimum of $6.25 million of availability under the revolving credit facility after giving effect to the repurchase.

The foregoing description of the material terms of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K, the Credit Agreement attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on December 21, 2006, the First Amendment to Credit Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 11, 2008 and the Second Amendment to Credit Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 12, 2008, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Description
10.1
Third Amendment to Credit Agreement, dated December 5, 2008, by and among Physicians Formula, Inc., the several banks and other lenders from time to time parties to the Credit Agreement and Union Bank of California, N.A., as administrative agent.

99.1	Press Release issued December 8, 2008.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.
/s/ Joseph J. Jaeger
Date: December 8, 2008	Name:	Joseph J. Jaeger
	Title:	Chief Financial Officer